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                                                                     EXHIBIT 9.2


                 AMENDMENT NUMBER ONE OF VOTING TRUST AGREEMENT


     WHEREAS, a certain Voting Trust Agreement (the "Agreement") was made and entered into on November 30, 1998 by and between the parties listed as Depositors and the parties listed as Trustees on Schedule A attached hereto; and

     WHEREAS, pursuant to the provisions of Article VI of the Agreement, the Trustees shall have the power from time to time, by unanimous vote only to amend the Agreement, and notice of all amendments shall be given to the Depositors; and

     WHEREAS, the Trustees desire to amend the Agreement.

     NOW, THEREFORE, the Trustees do hereby amend the Agreement as follows:

     FIRST: The Trustees do hereby revoke Section 1.04 of Article I of such Agreement in its entirety and substitute therefor the following Section 1.04 of
Article I:

     "Section 1.04. Appointment of Trustees. The following persons are hereby appointed to serve as the Trustees in this Agreement:

     Iris Tark Taylor
     Cindy Taylor Bleil
     Bruce Taylor
     Jeffrey W. Taylor

Except as may be modified by Section 4.02 and 4.05 below, each Trustee shall have one and one-half (1.5) votes in all matters voted on by the Trustees, except that Iris Tark Taylor and Cindy Taylor each shall have one (1) vote, so that the total number of votes which can be cast by the Trustees numbers five."

     SECOND: The Trustees hereby add Section 2.06 of Article II of such Agreement which shall immediately follow Section 2.05 of Article II:

     "Section 2.06. Transfer of Trust Certificates. Subject to compliance with the Share Restriction Agreement dated as of November 30, 1998, by and between the Principal Stockholders (as defined therein) and the Corporation, and amended from time to time, any Depositor may direct the Trustees to sell, transfer, assign, pledge or encumber all or any interest in the Depositor's Trust Certificate(s) on terms and conditions specified in writing by the Depositor. The Trustees shall transfer the interest in the Trust
Certificate(s) as agent and on behalf of the Depositor, and any proceeds of the sale of Trust Certificate(s), or any interest therein, shall be forwarded immediately by the Trustee to the Depositor. Upon completion of the transfer of Trust Certificate(s) pursuant to this Section 2.06, the Trustee shall issue to the transferee a Trust Certificate which represents the number of Shares represented by the interest transferred and the

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Trustee shall issue to the Depositor a new Trust Certificate which represents the number of Shares represented by the interest not transferred by the Trustee. The Voting Trust's records shall be amended to reflect such Depositor's and such transferee's then current interest."

     THIRD: The Trustees do hereby revoke Section 4.02 of Article IV of such Agreement in its entirety and substitute therefor the following Section 4.02 of
Article IV:

     "Section 4.02. Decisions by Trustees: Voting Lines. After the death of Iris Tark Taylor, in the event that any 'Family Group' (hereinafter defined) shall own, in total, less than two-thirds (2/3) of the total number of Shares owned by any other Family Group, then for the remaining term of this Agreement, all decisions contemplated by the provisions of this Agreement with respect to Shares shall be directed by a majority vote of all Shares, with each Share entitled to one (1) vote; provided, however, all Shares owned by a separate Family Group shall be voted with respect to each such separate decision in the manner determined by a majority vote of all Shares owned by such separate Family Group, with each Share entitled to one (1) vote. Such majority vote shall then be voted and executed by the Trustee of the respective 'Voting Line' (hereinafter defined) to which such separate Family Group shall belong.

     For purposes of this Section 4.02, a 'Family Group' shall consist of Cindy Taylor Bleil, Bruce Taylor or Jeffrey W. Taylor, his or her respective spouse (or surviving spouse), his or her respective descendants living from time to time, the respective spouses (or surviving spouses) of said descendants, and each and any trust which is held for the benefit of any one (1) or more of the respective foregoing persons.

     In determining the total number of shares owned by a particular Family Group for purposes of this Section 4.02, (i) any Shares owned by the Taylor Family Partnership, L.P., shall be treated as though they were distributed on a pro rata basis to the respective partners pursuant to a liquidation of such partnership, and (ii) any Shares owned by the employee stock ownership plan of the Company shall not be counted.

     For purposes of this Section 4.02, all Shares owned by a particular Family Group which are Depositors shall constitute said Family Group's 'Voting Line'.

     Cindy Taylor Bleil shall be the initial Trustee of the 'Cindy Voting Line' Bruce Taylor shall be the initial Trustee of the 'Bruce Voting Line' Jeffrey W. Taylor shall be the initial Trustee of the 'Jeffrey Voting Line' and the 'Scott Family Shares' (hereinafter defined).
     The Jeffrey Voting Line, the Bruce Voting Line, and the Cindy Voting Line are collectively referred to as the 'Voting Lines'.

     For purposes of this Section 4.02, 'Scott Family Shares' shall mean
Shares owned by Scott Taylor, his spouse (or surviving spouse), his descendants living from time to time, the respective


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spouses (or surviving spouses) of said descendants, and each and any trust which is held for the benefit of any one (1) or more of the foregoing persons.

     For purposes of this Section 4.02, Scott Family Shares shall be voted and executed by the Trustee of the Scott Family Shares with respect to each separate decision with respect to Shares in the manner determined by a majority vote of all Shares owned by all Voting Lines.

     For purposes of this Agreement, a person who has the discretion to vote the Shares of a Depositor or to make a current distribution to a Depositor shall be deemed to hold such Shares 'for the benefit' of such Depositor."

     FOURTH: The Trustees do hereby otherwise affirm and ratify the Agreement.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures and seals as of the 1st day of December, 1999.

                                         TRUSTEES

                                         /s/ Iris Tark Taylor
                                         ---------------------------------------
                                         Iris Tark Taylor


                                         /s/ Cindy Taylor Bleil
                                         ---------------------------------------
                                         Cindy Taylor Bleil


                                         /s/ Jeffrey W. Taylor
                                         ---------------------------------------
                                         Jeffrey W. Taylor


                                         /s/ Bruce W. Taylor
                                         ---------------------------------------
                                         Bruce W. Taylor



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                                   SCHEDULE A

Depositor                                    Trustee
---------                                    -------

SHIRLEY TARK GRANDCHILDRENS TRUSTS:

for Jeffrey                                  Jeffrey Taylor
for Bruce                                    Bruce Taylor
for Cindy                                    Cindy Taylor Bleil

SHIRLEY TARK GREAT-GRANDCHILDRENS TRUST:

for Family of Jeffrey                        Jeffrey Taylor
for Family of Cindy                          Cindy Taylor Bleil
for Family of Bruce                          Bruce Taylor

TAYLOR ANNUAL GIFT TRUSTS:

for Jeffrey                                  Jeffrey Taylor
for Bruce                                    Bruce Taylor
for Cindy                                    Cindy Taylor Bleil
for Brian                                    Jeffrey Taylor
for Adam                                     Jeffrey Taylor
for Melissa                                  Jeffrey Taylor
for Emily                                    Jeffrey Taylor
for Stephanie Lynn                           Bruce Taylor
for Lisa Rebecca                             Jeffrey Taylor
for Rebecca Inez                             Cindy Taylor Bleil
for Brett Daniel                             Bruce Taylor
for Elizabeth Ann                            Cindy Taylor Bleil
for Ryan                                     Bruce Taylor
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IRIS FUND U/LILLIAN M. TARK TRUST            Iris Tark Taylor

TAYLOR 1992 GIFT TRUSTS:

for Stephanie                                Bruce Taylor
for Lisa                                     Jeffrey Taylor
for Rebecca                                  Cindy Taylor Bleil
for Brett                                    Bruce Taylor
for Elizabeth                                Cindy Taylor
for Ryan                                     Bruce Taylor
for Elliott                                  Jeffrey Taylor
for Adam                                     Jeffrey Taylor
for Emily                                    Jeffrey Taylor
for Melissa                                  Jeffrey Taylor
for Brian                                    Jeffrey Taylor

Sidney J. Taylor Revocable Trust             Iris Tark Taylor
Sidney J. Taylor Revocable Trust             Iris Tark Taylor
Sidney J. Taylor                             Iris Tark Taylor
Sidney J. Taylor IRA                         Iris Tark Taylor
Cindy Taylor Bleil                           Cindy Taylor Bleil
Jeffrey W. Taylor                            Jeffrey Taylor
Bruce W. Taylor                              Bruce Taylor
Susan Taylor Revocable Trust                 Jeffrey Taylor
Barbara Taylor                               Bruce Taylor
Dan Bleil                                    Cindy Taylor Bleil


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